UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2026 (August 25, 2026)

CANTOR EQUITY PARTNERS IV, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42809	98-1601014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CEPF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

Effective August 25, 2026, the board of directors (the “Board”) of Cantor Equity Partners IV, Inc. (the “Company”) appointed Dr. Mukesh Prasad as a member of the Board. Dr. Prasad will serve as a Class I director. Additionally, effective August 25, 2026, the Board appointed Dr. Prasad as a member of the audit committee of the Board and a member of the compensation committee of the Board.

Dr. Prasad, age 55, is an accomplished executive with comprehensive experience in finance, investing and medicine. Since 2014, Dr. Prasad has served as Founder and Co-Managing Partner of Innova Capital Partners (“Innova”), a private global investment firm with a strategy predicated on identifying disruptive innovations. Dr. Prasad is responsible for the strategic growth and capital resources for Innova. Dr. Prasad is also an Otolaryngologist at Weill Cornell Medical College, where he has practiced and served as Associate Professor of Clinical Otolaryngology and Head and Neck Surgery since 2002. Dr. Prasad also served on the institution’s Operating Board, Finance Committee, and as Chair of the Weill Cornell General Faculty Council from 2016 to 2018. Dr. Prasad has also served as a director of Cantor Equity Partners V, Inc. since November 2025. Dr. Prasad previously served as a director of Cantor Equity Partners II, Inc. from May 2026 until consummation of its initial business combination with Securitize, Inc. in July 2026. Dr. Prasad obtained his bachelor’s degree, with honors, in Government from Harvard College, with a focus on Economic and Social Policies. Dr. Prasad then went on to The Johns Hopkins College of Medicine where he completed his Doctorate in Medicine. Dr. Prasad completed his Otolaryngology and Head & Neck Surgery training at New York Presbyterian and Memorial Sloan Kettering Hospitals. Dr. Prasad is active at Harvard University where he previously served as an Advisor to the Dean of Harvard College from 2016 to 2025, served on the Harvard Alumni Association Board of Directors from 2001 to 2004 and from 2006 to 2009, and has served on the Harvard South Asian Institute Advisory Council since 2012. Dr. Prasad also served as a Special Advisor to the US Department of Commerce on US tech policy from 2023 to January 2025 and has been a Member of the Council on Foreign Relations since 2015. We believe that Dr. Prasad is qualified to serve as a member of the Board due to his extensive experience in finance and investing.

In connection with the appointment of Dr. Prasad, the Board approved the compensation to be paid to Dr. Prasad for serving as a member of the Board of $50,000 per year, paid quarterly.

There are no family relationships between Dr. Prasad and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2026

CANTOR EQUITY PARTNERS IV, INC.

By:	/s/ Brandon G. Lutnick
Name:	Brandon G. Lutnick
Title:	Chief Executive Officer

[Signature Page to Form 8-K of Cantor Equity Partners IV, Inc. – Appointment of Dr. Mukesh Prasad as Director]

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